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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 26, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of IndyMac Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of IndyMac Mortgage Holdings, Inc. on Form S-8 (File No. 33-8442, effective August 25, 1986, File No. 33-32562, effective December 15, 1989, File No. 33-56267, effective October 31, 1994, File No. 333-08905, effective July 31, 1996, File No. 333-36085, effective September 22, 1997 and File No. 333-55907, effective June 3, 1998) and on Form S-3 (File No. 333-41329, effective January 2, 1998, File No. 333-47297, effective March 18, 1998, File
No. 333-61625, effective August 17, 1998, File No. 333-51609, effective August 21, 1998 and File No. 333-71329, effective January 28, 1999).

/s/ GRANT THORNTON LLP

Los Angeles, California
February 26, 1999